Exhibit 5.1
May 10, 2007
Advancis Pharmaceutical Corporation
20425 Seneca Meadows Parkway
Germantown, Maryland 20876
Ladies and Gentlemen:
     We have acted as counsel to Advancis Pharmaceutical Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), for the registration of an aggregate of 17,771,250 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company, relating to the public offering and sale from time to time by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”). The Shares consist of 10,155,000 shares of Common Stock (the“Purchaser Shares”) that are held by the Selling Stockholders and 7,616,250 additional shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”) that are held by the Selling Stockholders.
     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinion expressed herein.
     Based upon and subject to the foregoing, it is our opinion that (i) the Shares have been duly authorized, that the Purchaser Shares are validly issued, fully paid and nonassessable and (ii) that the Warrant Shares, when issued and paid for in accordance with the provisions of the Warrants, will be validly issued, fully paid and nonassessable.
     In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States.
     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/: Dewey Ballantine LLP DEWEY BALLANTINE LLP